EQUIPMENT LEASE AGREEMENT

                                  between the

                        UNIVERSITY OF NORTH TEXAS (UNT)

                                      and

                        INTERNATIONAL ISOTOPES INC. (I3)


     THIS AGREEMENT is entered into and by and between the University of North Texas, P. O. Box 13426, Denton, Texas, 7203-3426 (Lessor), and International Isotopes Inc. (I(3)), 523 North Elm Street, Denton, Texas, 76201.

WITNESSETH:

     WHEREAS, Lessor owns and has control over certain scientific and testing equipment, all as described herein; and

     WHEREAS, Lessee desires to use such equipment for its own purposes and to provide commercial services to others;

     NOW THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration, the parties do hereby mutually agree as follows:

LEASE OF EQUIPMENT
------------------

     Lessor hereby leases, and Lessee hereby leases from Lessor, the equipment item(s) and/or system(s) set forth in Schedule A, attached hereto and made a part hereof (the "Leased Equipment"), upon the terms and conditions herein set forth. Lessor and Lessee acknowledge that the Leased Equipment shall be used to conduct chemical and analytical analyses and research on oil, gas, core samples, oil field and refinery piping and production components and other materials for which Lessee will contract with third parties.

     Lessor and Lessee acknowledge and agree that Lessor may use the Leased Equipment for non-commercial purposes at times when such equipment is not in active use by Lessee or Lessee's Associates as stipulated below in the section on LEASE PAYMENTS.

TERM OF LEASE
-------------

     The lease term shall commence as of June 1, 1997, and continue in full force and effect for a period of five (5) years unless otherwise terminated in accordance with the provisions herein. Lessee may terminate this lease for convenience at the end of any rental year provided that Lessee has given Lessor sixty (60) days prior written notice of the intent to terminate and provided further that all payments required by the section on LEASE PAYMENTS below are current and paid. The Lessor may terminate the lease at the end of any rental year, provided the Lessor has given the Lessee sixty (60) days prior written notice of the intent to terminate.

LEASE PAYMENTS
--------------

     A. Lessee hereby agrees to pay Lessor five (5) yearly rental payments of Fifty Thousand Dollars ($50,000.00), totaling Two Hundred Fifty Thousand Dollars ($250,000.00) for the five years, beginning on June 1, 1997 and continuing for the remainder of the lease term. Failure to make the first payment by June 2, 1997 or subsequent payments by June 2 of the applicable year shall be deemed a material breach of this Lease and will allow Lessor to terminate this Lease at its option. In case of a scheduling conflict where equipment cannot be obtained by the University until after June 1, 1997, the first rental payment shall provide Lessee with a right of first refusal to the use of the Leased Equipment upon delivery to the University.

     B. In addition to the lease payment above, Lessee further agrees to provide support and operations personnel, analytical and research space, utilities costs, maintenance and service costs and insurance. The Lessee further agrees to pay Lessor two percent (2%) of the gross revenues or twenty percent (20%) of the net margin, whichever is greater, from the commercial services of the Leased Equipment. Commercial services are defined as analytical measurements done for a third party or for the company itself in its production of radioisotopes.

     C. The University of North Texas will receive lease payments from International Isotopes Inc. (I(3)) of $50,000/year. In addition to the lease payments, during the first two years of the lease, the Lessee will provide a grant of $10,000 per year in in-kind services for access to the equipment by UNT faculty, staff, post-doctoral research associates, and pre-doctoral students for their research projects. This grant resolves past issues involving the use of university facilities in the effort to establish an isotope production facility in or near Denton, Texas and the University of North Texas. Should the $20,000 in in-kind services not be completely utilized during the first two years, it shall carry forward until completely utilized. After two years, the university will be responsible for any access charges for the equipment's use by UNT faculty, staff, post-doctoral research associates, and pre-doctoral students in their research projects. Charges for the use of the equipment will not exceed normal and customary charges for using said equipment at other similar facilities with the discount noted below.

     D. Fees for equipment use will be based upon the particular party ultimately receiving the information or analysis from the use of the equipment. For corporate or outside parties, a competitive fee will be determined and assessed for research and/or analysis using the equipment. For UNT faculty research projects with outside parties or corporations, a reduced fee will be assessed. For UNT faculty research projects that are internal research, a minimum fee will be assessed based upon replacement of materials and supplies and baseline operational expenses. To help insure that the priorities for use of the equipment are set to reflect faculty availability, the equipment and operators will be managed by the UNT Vice Provost for Research.

     International Isotopes Inc. personnel, other industrial users, and University of North Texas personnel (faculty, staff, post-doctoral research associates, and pre-doctoral student users of the equipment) will be required to exhibit operational expertise with the equipment before use of the equipment will be permitted. This expertise will be determined by the I(3) laboratory director for industrial users and the UNT Vice Provost for Research for university users. This will reduce the maintenance expense and possible damage to the equipment and will provide the maximum operating time and lifetime for the equipment.


INSURANCE
---------

     Lessee shall insure the Leased Equipment for fire, theft and general liability coverage during the period of this Lease Agreement, naming the University of North Texas as co-insured. The dollar value of the property coverage shall not be less than eighty percent (80%) of the replacement cost of the equipment. In the event of damage or loss, any proceeds of such insurance shall, at the option of Lessee, (a) be used to repair or replace the Leased Equipment in good working order or (b) be transferred to Lessor. Should Lessee transfer the proceeds to Lessor, Lessor shall refund that prorata portion of the annual lease rental that Lessee prepaid but the Lessor had not utilized to date. The general liability coverage shall be in the amount of one million dollars and naming the University of North Texas as co-insured. Lessee shall provide Lessor with an insurance binder prior to delivery of the equipment and any subsequent time at the request of Lessor. Failure to maintain insurance or provide proof thereon is a material breach of the contract and allows the Lessor to terminate the contract and receive the equipment back from Lessee at the expense of Lessee.


ALTERATIONS
-----------

     Lessee is hereby given the right to make alterations, additions, or improvements to the Leased Equipment, so long as the value of the equipment is not materially reduced thereby.


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


Lessor retains title to improvements in the Leased Equipment; however, software and intellectual property improvements shall remain the property of Lessee as covered by any applicable software license agreement.

MAINTENANCE AND REPAIR
----------------------

     Lessee shall maintain the Leased Equipment in good repair at all times. All maintenance and repair costs shall be the sole responsibility of Lessee, subject to the section on GENERAL DUTIES OF LESSEE.

LOCATION
--------

     Lessee shall not, without the prior written consent of Lessor, permit the Leased Equipment to be removed from the State of Texas.

DISCLAIMER OF WARRANTIES
------------------------

     LESSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE LEASED EQUIPMENT OR ANY PORTION THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE LEASED EQUIPMENT OR ANY PORTION THEREOF. LESEE ACCEPTS THE EQUIPMENT IN AN "AS IS" CONDITION.

     LESSEE HEREBY ACKNOWLEDGES AND DECLARES THAT LESSEE IS SOLELY RESPONSIBLE FOR THE APPLICATION, OPERATION AND MAINTENANCE OF THE LEASED EQUIPMENT BY LESSEE, AND THAT LESSOR HAS NO RESPONSIBILITY THEREFOR AND THAT LESSEE ACCEPTS EQUIPMENT, "AS IS" WITH ALL DEFECTS, IF ANY. IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY DIRECT OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN

CONNECTION WITH OR ARISING OUT OF THE APPLICATION OR USE OF THE LEASED EQUIPMENT BY LESSEE OR OTHERS, PRIVATELY OR COMMERCIALLY, OR BY THIS LEASE AGREEMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING OR USE BY LESSEE OF ANY ITEM, PRODUCT OR SERVICE PROVIDED FOR HEREIN.

INDEMNIFICATION
---------------

     LESSEE AGREES TO DEFEND, ASSUME THE COST OF DEFENSE, HOLD HARMLESS AND INDEMNIFY LESSOR, ITS OFFICERS, AGENTS AND EMPLOYEES FROM AN AGAINST ALL LIABILITY AND EXPENSES (INCLUDING DEATH) TO ANY PERSON AND FROM ANY DAMAGES TO THE PROPERTY OF OTHERS ARISING OUT OF THE ACTS OR OMISSIONS OF LESSEE'S OFFICERS, AGENTS OR EMPLOYEES IN CONNECTION WITH THE WORK CARRIED OUT INVOLVING THE LEASED EQUIPMENT. LESSEE SHALL TAKE ALL REASONABLE PRECAUTIONS IN THE PERFORMANCE OF THE WORK INVOLVING THE LEASED EQUIPMENT TO PROTECT THE HEALTH AND SAFETY OF ALL PERSONS AND TO MINIMIZE ALL HAZARDS TO LIFE AND PROPERTY.

GENERAL DUTIES OF LESSEE
------------------------

     The parties agree that Lessee shall have primary use of the Leased Equipment for the purpose of conducting commercial research, development and testing activities. Lessee, at its sole discretion, shall repair said equipment to the degree Lessee deems necessary to conduct said commercial research, development and testing activities. Lessee agrees to maintain the Leased

     Equipment in its as leased condition along with any repairs or improvements in accordance with normal practices. All costs resulting from operations, maintenance and other actions of Lessee involving the Leased Equipment shall be borne by Lessee, and all benefits derived from Lessee's actions using the Leased Equipment shall inure to Lessee during the term of this Agreement and then to Lessor

11. COMPLIANCE WITH LAW
-------------------

     Lessee shall be solely responsible for compliance with all applicable statutes, rules, orders, regulations and requirements of all governmental authorities, now existing or hereinafter enacted, pertaining to Lessee actions involving the Leased Equipment.

12. ASSIGNMENT AND SUBLEASE
-----------------------

     Lessor shall not encumber its interest in the use of the Leased Equipment and shall not sell or encumber its ownership of this lease during the term hereof without the consent of Lessee. Without the prior written consent of Lessor, Lessee shall not (a) assign or transfer this Lease Agreement, the Leased Equipment or any part thereof, or (b) permit the Leased Equipment or any part thereof to be used by anyone other than Lessee, except as provided herein, or
(c) encumber the leased equipment in any way.

13. NOTICES
-------

     Any notice called for or permitted under the terms hereof may be given in writing and sent by ordinary mail to the last address of the party to whom the notice is to be given as designated by such party in writing. All notices must include copies to UNT. Lessor hereby designates its address as:


         Phillip C. Diebel
         Vice President for Finance and Business Affairs
         University of North Texas
         P.O. Box 13763, NT Station
         Denton, Texas 76203

Lessee hereby designates its address as:

         Carl W. Seidel
         President and Chief Executive Officer
         International Isotopes, Incorporated
         523 North Elm
         Denton, Texas 76201


STATE LAW AND VENUE
-------------------

     This Agreement shall be construed in accordance with the laws of the State of Texas and venue for any proceeding related to this Agreement shall lie in Denton, Denton County, Texas.

BINDING OF HEIRS AND ASSIGNS
----------------------------

     Subject to the provisions of this Lease Agreement against assignment of the Lessor's and the Lessee's interests hereunder, all provisions of this Lease Agreement shall extend to and bind, or inure to the benefit not only of the parties hereto but to each and every on of the heirs, executors, representatives, successors, and assigns of Lessor and Lessee.

INVALID CLAUSES
---------------

     It is expressly agreed and understood by the parties hereto that if any provision of this Lease Agreement is held to be invalid under any applicable statute or rule of law, it is deemed to that extent to be omitted. However, the balance of the Agreement shall remain in full force and effect.

ENTIRETY CLAUSE
---------------

     This instrument and Schedule A attached hereto contain the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this instrument shall be of no force or effect excepting a subsequent modification in writing, signed by both parties.


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


LEASE SUBJECT TO RECEIVING THE EQUIPMENT
----------------------------------------

     This lease is subject to the Lessor receiving as a gift from Mobil R & D Corporation the equipment described herein. Should the equipment not be donated to the University by June 1, 1997, this lease is null and void and any payments made by Lessee under this Lease will be returned to Lessee.



     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date of the last signature following.


UNIVERSITY OF NORTH TEXAS



/s/ Phillip C. Diebel                              5/29/97
-----------------------------------------------    -----------------------------
Phillip C. Diebel                                  Date
Vice President for Finance and Business Affairs


INTERNATIONAL ISOTOPES INC.



/s/ Carl W. Seidel                                 5/29/97
-----------------------------------------------    -----------------------------
Carl W. Seidel                                     Date
President and Chief Executive Officer